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                                                                    EXHIBIT 21.1

                           Subsidiaries of the Company

                   Name                               State of Incorporation

1.    Vitas Healthcare Corporation of                        Delaware
      California

2.    Vitas Healthcare Corporation of                        Delaware
      Central Florida

3.    Vitas Healthcare Corporation of
      Florida                                                Florida

4.    Vitas Healthcare Corporation of                        Delaware
      Ohio

5.    Vitas Healthcare Corporation of                        Delaware
      Pennsylvania